
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-START>                             OCT-01-1995
<PERIOD-END>                               JUN-30-1996
<CASH>                                         152,800<F3>
<SECURITIES>                                         0
<RECEIVABLES>                                1,594,200<F3>
<ALLOWANCES>                                    20,400<F3>
<INVENTORY>                                    334,200<F3>
<CURRENT-ASSETS>                             2,864,400<F3>
<PP&E>                                       2,494,400<F3>
<DEPRECIATION>                               1,251,800<F3>
<TOTAL-ASSETS>                               4,936,100<F3>
<CURRENT-LIABILITIES>                        2,203,300<F3>
<BONDS>                                        760,800<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                    156,000
<COMMON>                                         7,200
<OTHER-SE>                                   1,275,100
<TOTAL-LIABILITY-AND-EQUITY>                 4,936,100<F3>
<SALES>                                      6,724,500<F3>
<TOTAL-REVENUES>                             6,724,500<F3>
<CGS>                                        5,772,500<F3>
<TOTAL-COSTS>                                5,772,500<F3>
<OTHER-EXPENSES>                               616,100<F3>
<LOSS-PROVISION>                                 2,600<F3>
<INTEREST-EXPENSE>                              53,900<F3>
<INCOME-PRETAX>                                279,400<F3>
<INCOME-TAX>                                   113,900<F3>
<INCOME-CONTINUING>                            145,100<F3>
<DISCONTINUED>                                   7,600<F3>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   152,700
<EPS-PRIMARY>                                     1.76<F1><F2>
<EPS-DILUTED>                                     1.66<F1><F2>

<F1>Restated to reflect the application of Statement of Financial Accounting
Standards No. 128, "Earnings Per Share." The EPS under the "EPS Primary" tag represents basic earnings per share.
<F2>Restated to reflect a 2-for-1 split of the Company's common stock, effective on March 7, 1997.
<F3>Restated to identify separately the results of operations and finacial position of the Company's discontinued Plastic Container division.

